                                                                Rule 424(b)(3)
                                                             File No. 33-61649
                                                     Republic Industries, Inc.



                   SUPPLEMENT NO. 3 DATED OCTOBER 28, 1996
                     TO PROSPECTUS DATED AUGUST 11, 1995,
        AS SUPPLEMENTED BY SUPPLEMENT NO. 1 DATED FEBRUARY 20, 1996
                AND BY SUPPLEMENT NO. 2 DATED AUGUST 16, 1996



        In order to reflect the sale and transfer by a Selling Stockholder of certain Combination Warrants, the table of Selling Stockholders in the Selling Stockholders section of the Prospectus is hereby amended to add the following:


                                   Shares Beneficially    Shares to be Offered
                                      Owned Prior to         for the Selling
Selling Stockholder                    The Offering       Stockholder's Account
------------------                 -------------------    ---------------------
Gregory N. Edwards                        60,000                60,000(1)

------------
(1) Includes 60,000 shares that may be issued upon exercise of certain of the Combination Warrants.